Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of FEBRUARY 25, 2019 (the “Effective Date”) sets forth the terms of the Credit Facility (as defined below) by and between (a) PCAM CREDIT II, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and (b) EFR 2016-2, LLC, a Delaware limited liability company (“Debtor”).

RECITALS

WHEREAS, Debtor has requested that Lender extend the Credit Facility to Debtor on the terms set forth in this Agreement; and

WHEREAS, Lender is willing to make the Credit Facility available to Debtor upon and subject to the provisions, terms and conditions set forth in the Loan Documents;

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Definitions.

As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“Advance” means any advance under the Credit Facility, which advance shall be part of the Loans.

“Advance Date” shall be any Business Day specified in the related Advance request and shall be the date on which Lender funds an Advance.

“Advance Rate” means, (a) if prior to an Amortization Event, EIGHTY PERCENT (80.00%), and (b) from and after an Amortization Event, SEVENTY PERCENT (70.00%).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Amortization Event” means the occurrence of any of the following events: (i) an Amortization Trigger Event, (ii) an event of default (after giving effect to any cure periods) with respect to the unsecured indenture covenants of Enova, which event of default has not been cured or waived to Lender’s satisfaction in its Permitted Discretion, (iii) the occurrence of an Event of Default, or (iv) a Regulatory Trigger Event.

“Amortization Trigger Event” means the occurrence of the date on which the number of days since an initial Trigger Event has been in effect exceeds THIRTY-ONE (31) Business Days.

“Annual Percentage Rate” shall mean, with respect to a Consumer Loan, the annual percentage rate stated in the Consumer Loan Note related to such Consumer Loan.

“Applicable Bankruptcy Law” has the meaning set forth in Section 10(e)of this Agreement.

“Asset Servicer” shall mean, at any time, each Person then appointed as such pursuant to Section 2.01 of the Servicing Agreement or by virtue of a Joinder Agreement, together with its successors and permitted assigns in such capacity.

“Asset Servicer Default” shall have the meaning set forth in Section 6.02 of the Servicing Agreement.

“Asset Servicer Termination Date” shall have the meaning set forth in Section 2.01(a) of the Servicing Agreement.

“Asset Servicer Termination Notice Date” shall have the meaning set forth in Section 6.04(b) of the Servicing Agreement.

“Audit” shall have the meaning set forth in Section 3.04(a) of the Servicing Agreement.

“Backup Servicer” means CARMEL SOLUTIONS LLC or such other Person as may be mutually agreed by Debtor and Lender from time to time.

“Backup Servicing Agreement” has the meaning set forth in Section 8(u) of this Agreement.

“Bank Secrecy Act” shall mean the Currency and Foreign Transactions Reporting Act of 1970, 84 Stat. 1114-2.

“Blockage Event” has the meaning set forth in Section 8(m) of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of Dallas, Texas or banking institutions in New York, New York or Indianapolis, Indiana are closed.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than SIX (6) months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of FIVE HUNDRED MILLION DOLLARS $500,000,000 or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A‑2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P‑2 or the equivalent thereof in each case with maturities of not more than SIX (6) months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii) an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“Charged-Off Receivable” means any Consumer Loan (i) which has been charged off or deemed uncollectible by an Asset Servicer in accordance with the section entitled “Charge-offs and Recoveries” in Exhibit C to the Servicing Agreement (including because of fraud), (ii) (a) if a NetCredit Consumer Loan, is at any point sixty-five (65) days or more past due or (b) if a CNU Consumer Loan, is at any point sixty (60) days or more past due or (iii) for which the related Obligor has become the subject of a proceeding under Debtor Relief Laws, unless otherwise waived in writing or approved in writing by Lender in its sole discretion, provided that Asset Servicer or Debtor, or any Affiliate thereof, has received actual notice of such proceeding.

“Claims” has the meaning set forth in Section 12 of this Agreement.

“Clean Up Call” means the right of the Asset Servicer pursuant to Section 3.08 of the Servicing Agreement to purchase all Consumer Loans then owned by Debtor at any time that the outstanding Consumer Loan Value is equal to or less than TEN PERCENT (10%) of the highest Consumer Loan Value outstanding at any time since the Effective Date.

“CNU” shall mean CNU ONLINE HOLDINGS, LLC, a Delaware limited liability company.

“CNU Consumer Loan” means a Consumer Loan originated through the CNU Platform.

“CNU Platform” means the lending platform operated by Enova and its Subsidiaries that is marketed under the “CashNet USA” brand name.

“CNU Servicing Policy” means, the collections policy and the payment plan policy in respect of CNU Consumer Loans utilized by the Asset Servicer therefor, as such policies may be amended, modified or supplemented from time to time in compliance with the Servicing Agreement.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means all of Debtor’s present and future right, title and interest in, under and to:

(a)(i) all accounts (including all payment rights with respect to the Consumer Loans); (ii) all chattel paper (including electronic chattel paper); (iii) all contract rights (including all participation rights and interests relating to a Consumer Loan and all rights of Debtor in any collateral securing a Consumer Loan); (iv) the Consumer Loan Documents; (v) the Consumer Loans; (vi) all deposit accounts (including the Collateral Deposit Account); (vii) all documents, instruments or other agreements relating to the Consumer Loans (including the Consumer Loan Documents); (viii) all general intangibles; (ix) all instruments (including each Consumer Loan Note); (x) all letters of credit; (xi) all letter of credit rights; (xii) all payment intangibles now or hereafter owned, held, or acquired relating to a Consumer Loan; (xiii) the Sale Agreement; (xiv) all personal property (if any) acquired in connection with the realization of any collateral for a Consumer Loan; (xv) any other property, cash or other assets, real or personal, tangible or intangible, now existing or hereafter acquired, of Debtor that may at any time be or become subject to a security interest or Lien in favor of Lender as security for the Indebtedness; and (xvi) all supporting obligations, products and proceeds of all of the foregoing (including insurance payable by reason of loss or damage to the foregoing property) and any property, assets, securities, guaranties or monies of Debtor which may at any time come into the possession of Lender; and

(b)all rights to retrieve data and other information pertaining to the Consumer Loans from third parties.

“Collateral Deposit Account” means one or more deposit accounts of Debtor into which all payments relating to a Consumer Loan shall be deposited; which deposit accounts shall be subject to an account control agreement in favor of Lender.

“Collection Period” means, with respect to each Payment Date, the period from and including the first day of the calendar month immediately preceding such Payment Date to and including the last day of such calendar month (except that the initial Collection Period shall commence on the Effective Date and shall end on the last day of the calendar month immediately preceding the initial Payment Date).

“Collections” means all collections received in respect of the Consumer Loans, including all Scheduled Consumer Loan Payments, all non-scheduled payments, all prepayments, all late fees, all other fees, all Net Liquidation Proceeds, investment earnings, residual proceeds, payments received under any guaranty with respect to such Consumer Loans and all other payments received with respect to such Consumer Loans.

“Commitment Termination Date” means the earliest to occur of (i) the TWENTY-FOUR (24) month anniversary of the Effective Date, (ii) the occurrence and during the continuance of an Amortization Event, or (iii) the acceleration of the Indebtedness pursuant to the terms of this Agreement.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Consumer Financial Services Laws” means all federal, State, and municipal laws, rules, or regulations dealing with consumer financial services.  The term includes any and all laws dealing with registration, licensing, advertising, fair lending, language requirements, origination, pricing, credit practices, disclosures, rates, terms, servicing, debt collection practices, fair credit reporting, communications, privacy, data security, unfair acts or practices, deceptive acts or practices, abusive acts or practices, complaint procedures, and dispute resolution.  The term includes the following laws or standards as applicable:  Equal Credit Opportunity Act, 15 U.S.C. §1691 et seq., and Regulation B, 12 C.F.R. part 1002; Electronic Funds Transfer Act, 15 U.S.C. §1693 et seq., and Regulation E, 12 C.F.R. part 1005; Fair Debt Collection Practices Act, 15 U.S.C. §1692o, and Regulation F, 12 C.F.R. part 1006; Gramm-Leach-Bliley Privacy Act, 12 U.S.C. §6801 et seq., and Regulation P, 12 C.F.R. part 1016; Fair Credit Reporting, 15 U.S.C. §1681 et seq., Regulation V, 12 C.F.R. part 1022; Truth in Lending, 15 U.S.C. §1601 et seq., and Regulation Z, 12 C.F.R. part 1026; regulations or standards of the Consumer Financial Protection Bureau with respect to unfair, deceptive or abusive acts or practices, 12 U.S.C. § 5531 and §5536; and regulations or trade practice standards of the Federal Trade Commission with respect to unfair or deceptive acts or practices, 15 U.S.C. §5(a), and Title 16 of the Code of Federal Regulations.

“Consumer Loan” means (a) an installment consumer loan originated or acquired by Seller or an Originator in a State related to an Obligor residing in such State at the time of such loan’s origination, sold by Seller to Debtor, (b) all rights, title and interest, including all rights of repayment, under the Consumer Loan Documents and all instruments and documents arising therefrom or relating thereto, and (c) all proceeds arising therefrom or relating thereto (including any personal property (if any) acquired by Debtor in connection with the exercise of any remedy relating to a Consumer Loan).

“Consumer Loan Documents” means all instruments, documents and agreements entered into, evidencing or executed in connection with the application for or disclosure with respect to a Consumer Loan, including a Consumer Loan Note.

“Consumer Loan File” means, with respect to each Consumer Loan, the file (a) to be delivered to the Custodian pursuant to the Servicing Agreement, containing the following documents: (i) the Consumer Loan Documents, and (ii) original, fully executed copies of any modifications, amendments, supplements or addendums to the original Consumer Loan and all other agreements and documents-related to such Consumer Loan, and (b) maintained by the Custodian pursuant to Section 7.01 of the Servicing Agreement.

“Consumer Loan Modification” shall have the meaning set forth in Section 2.02(d) of the Servicing Agreement.

“Consumer Loan Note” means a promissory note and (if applicable) the TILA Disclosure executed by an Obligor in favor of Seller or an Originator in connection with a Consumer Loan.

“Consumer Loan Repurchase Price” shall mean, with respect to any Consumer Loan and any date of determination, an amount equal to the sum of (a) the Outstanding Consumer Loan Principal Balance of such Consumer Loan, plus (b) all accrued and unpaid interest on the Outstanding Consumer Loan Principal Balance of such Consumer Loan at the applicable Annual Percentage Rate related to such Consumer Loan through the date on which such Consumer Loan is repurchased.

“Consumer Loan Value” means, at any time, a sum equal to the Outstanding Consumer Loan Principal Balance of each Eligible Consumer Loan times the Advance Rate.  By way of example and without limitation:

ELIGIBLE CONSUMER LOAN	ADVANCE RATE	CONSUMER LOAN VALUE
$100.00	80.00%	$80.00
$100.00	70.00%	$70.00

“Consumer Loans Assignment” means a Consumer Loans Assignment from Seller to Debtor with respect to the Consumer Loans and Other Conveyed Property to be conveyed by Seller to Debtor on any Purchase Date, in substantially the form of Exhibit A to the Sale Agreement.

“Contingent Obligations” means as to any Person, any obligation of such Person guaranteeing any indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled” has the meaning correlative thereto.

“Credit Facility” has the meaning set forth in Section 2 of this Agreement.

“Custodian” shall mean, at any time, the Person then appointed as such pursuant to Section 7.01 or Section 7.08 of the Servicing Agreement, which shall initially be NetCredit Loan Services, LLC.

“Cutoff Date” means with respect to any Consumer Loan, the date specified as the “Cutoff Date” of such Consumer Loan in the applicable Consumer Loans Assignment.

“Debt” means as to any Person at any time (without duplication) all items of indebtedness, obligation or liability for borrowed money of a Person, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as debt in accordance with GAAP.

“Debtor” means EFR 2016-2, LLC, a Delaware limited liability company, as debtor under this Agreement.

“Debtor Relief Laws” means (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the right of creditors of banks.

“Default” means any event which, with notice or the passage of time, would be an Event of Default.

“Delayed Draw Term Loans” has the meaning set forth in Section 2(a) of this Agreement.

“Delayed Draw Term Loans Commitment” means THIRTY MILLION DOLLARS ($30,000,000).

“Delayed Draw Term Note” means that certain Promissory Note (Delayed Draw Term Note) dated as of the date hereof evidencing the Delayed Draw Term Loans.

“Delinquency Percentage” shall mean, with respect to any calendar month, the percentage calculated by dividing (a) the aggregate Outstanding Consumer Loan Principal Balance of all Delinquent Receivables at the end of such month by (b) the aggregate Outstanding Consumer Loan Principal Balance (calculated as of the last day of such month) of all Consumer Loans pledged as Collateral.

“Delinquent Receivable” shall mean (i) any Eligible Consumer Loan that is a NetCredit Consumer Loan which is ONE (1) to SIXTY FOUR (64) days past due and (ii) any Eligible Consumer Loan that is a CNU Consumer Loan which is ONE (1) to FIFTY NINE (59) days past due, in each case that is not a Charged-Off Receivable; provided, that, (x) any such NetCredit Consumer Loan that is subject to a Permitted Modification of the type described in Section H.4 of the NetCredit Servicing Policy or (y) any CNU Consumer Loan that is subject to a Permitted Modification of the type set forth in the CNU Servicing Policy, shall not be a Delinquent Receivable until such Consumer Loan becomes past due in respect of any reset Obligor Due Date.  However, if a payment deferral (as described in Section H.3 of the NetCredit Servicing Policy) is effected for an otherwise Delinquent Receivable, the payment deferral shall not cure or stay the loan delinquency status upon the payment deferral being effected.

“DV01” means DV01, Inc.

“DV01 Platform” means the electronic portal interface to be established by DV01 to enable the review of loan-level data and other information related to the Consumer Loans.

“Effective Date” means February 25, 2019.

“Eligible Consumer Loan” means a Consumer Loan (whether secured or unsecured) made by Seller or an Originator which is, and at the time of purchase by Debtor was classified as, current on Enova’s financial statements under GAAP and meets the following standards.  In general, a Consumer Loan shall be eligible provided that:

(a)such Consumer Loan was originated in compliance with the Underwriting Guidelines and all applicable Governmental Rules;

(b)such Consumer Loan, at origination, provided for level payments and was a fully-amortizing Consumer Loan with payments due no less frequently than monthly;

(c)if a NetCredit Consumer Loan, such Consumer Loan has a term not exceeding SIXTY (60) months, or if a CNU Consumer Loan, such Consumer Loan has a term not exceeding SIXTY (60) months;

(d)If a NetCredit Consumer Loan, such Consumer Loan has an Outstanding Consumer Loan Principal Balance not exceeding TEN THOUSAND DOLLARS ($10,000), or if a CNU Consumer Loan, such Consumer Loan has an Outstanding Consumer Loan Principal Balance not exceeding TEN THOUSAND DOLLARS ($10,000);

(e)if a NetCredit Consumer Loan, the Obligor has a Vantage Score of at least 500;

(f)if a CNU Consumer Loan, the Obligor has a payment to income ratio of no greater than 30%;

(g)the Consumer Loan Documents related to such Consumer Loan do not prohibit the pledge, sale, assignment, or transfer of such Consumer Loan;

(h)such Consumer Loan is not a revolving line of credit or similar credit facility, is fully funded, and there exists no obligation to make any future advances related to the Consumer Loan or Obligor;

(i)such Consumer Loan is the liability of an Obligor and contains no provisions whereby any person other than the Obligor is responsible to make monthly payments or which may constitute a “buy-down” of the Consumer Loan;

(j)such Consumer Loan is not originated to an Obligor in the state of Virginia or subject to jurisdiction or venue in Virginia;

(k)the Consumer Loan Documents do not provide for a choice of law other than that of the jurisdiction where the loan was originated;

(l)such Consumer Loan is pledged to Lender and in respect of which Lender has a perfected FIRST (1st) priority Lien not subject to any other Liens or claims of any kind (other than Permitted Encumbrances);

(m)such Consumer Loan is not a Delinquent Receivable at the time it is purchased by Debtor;

(n)(i) for any Consumer Loan acquired by Debtor with the proceeds of the initial Advance hereunder, at least one Scheduled Consumer Loan Payment shall have been paid, (ii) for any CNU Consumer Loan acquired by Debtor after the initial Advance hereunder and during the continuance of a First Payment Default Rate Trigger (CNU), the first Scheduled Consumer Loan Payment with respect to such CNU Consumer Loan shall have been paid and (iii) for any NetCredit Consumer Loan acquired by Debtor after the initial Advance hereunder and during the continuance of a First Payment Default Rate Trigger (NetCredit), the first Scheduled Consumer Loan Payment with respect to such NetCredit Consumer Loan shall have been paid;

(o)such Consumer Loan is not a Charged-Off Receivable;

(p)such Consumer Loan is not electronic chattel paper;

(q)such Consumer Loan is genuine and is the legal, valid, binding and enforceable obligation of the applicable Obligor;

(r)(i) the Obligor has not asserted any setoff, defense or counterclaim with respect to such Consumer Loan, (ii) Debtor, Lender, the Master Servicer, any Asset Servicer and the Custodian shall not have been served by a third party with any type of levy, attachment, writ or court order with respect to any Consumer Loan File or a document included within a Consumer Loan File with respect to such Consumer Loan or (iii) a third party shall not have instituted any court proceeding by which any Consumer Loan File or a document included within a Consumer Loan File with respect to such Consumer Loan shall be required to be delivered other than in accordance with the provisions of the Servicing Agreement;

(s)there has not occurred any modification, amendment or extension on such Consumer Loan except for a Permitted Modification;

(t)such Consumer Loan is evidenced by a Consumer Loan Note and is unconditionally payable in U.S. Dollars;

(u)the annual percentage rate payable under the respective Consumer Loan Note for such Consumer Loan is greater than or equal to NINETY-NINE PERCENT 99% but in no event shall it exceed the highest lawful rate permitted by applicable law;

(v)the Obligor is not at the time of origination then subject to any proceeding seeking relief under the Bankruptcy Code or any other Debtor Relief Law;

(w)the Obligor is not an employee of Debtor or Seller, or any of their Affiliates;

(x)the Obligor has not died or been declared incompetent;

(y)the Obligor is a natural person who (i) is a U.S. citizen or permanent resident, (ii) at least EIGHTEEN (18) years old, (iii) has a valid e‑mail account, (iv) has a social security number and (v) has an account at a U.S. financial institution with a routing transit number;

(z)Seller, Debtor or their Affiliates have not accepted a settlement with the Obligor with respect to any other debt on which such Obligor was obligated;

(aa)to the knowledge of Debtor, the Obligor was a resident of the State where such loan was made at the time of origination, if required under applicable law;

(bb)such Consumer Loan is subject to the Servicing Agreement;

(cc)the marketing, underwriting, origination, transfer and servicing of the Consumer Loan complies in all material respects with all applicable Consumer Financial Services Laws and the origination and servicing of the Consumer Loan complies in all material respects with the regulations and rules promulgated by the Office of Foreign Assets Control;

(dd)the Consumer Loan Documents are in the possession of the Custodian;

(ee)such Consumer Loan is serviced by an Asset Servicer in compliance with the Servicing Standards;

(ff)an event of default under such Consumer Loan, except as permitted under the Underwriting Guidelines or Servicing Standards, has not occurred or is continuing;

(gg)such Consumer Loan shall not have been written off or deemed uncollectable by an Asset Servicer at the time of the acquisition of the Consumer Loan by Debtor;

(hh)such Consumer Loan is not evidenced by judgment of a court or reduced to judgment;

(ii)the Consumer Loan includes an arbitration clause that is, in each case, to the knowledge of Debtor in compliance with all material applicable state and federal laws; and

(jj)at the time of purchase by Debtor of such Consumer Loan, such purchase would not cause the aggregate Sale Date Consumer Loan Principal Balance of all Consumer Loans in the Eligible Consumer Loan Pool with a payment to income ratio greater than 17.5% to exceed 15% of the aggregate Sale Date Consumer Loan Principal Balance of the Eligible Consumer Loan Pool.

“Eligible Consumer Loan Pool” means ONE HUNDRED PERCENT (100.00%) of the outstanding principal balance of all of the Eligible Consumer Loans owned by Debtor.

“Enova” shall mean Enova International, Inc.

“Enova Indebtedness” shall mean, in respect of Enova and its Subsidiaries, on a consolidated basis and without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which such Enova Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by Enova is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which Enova has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Enova has agreed to supply or advance funds (whether by way of loan, Equity Interests, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable and (d) any Contingent Obligations.

“Equity Interests” shall mean, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Event of Default” has the meaning set forth in Section 10 of this Agreement.

“Executive Orders” shall mean any legally binding orders given by the President of the United States, acting as the head of the executive branch thereof, to any United States federal administrative agencies.

“Fair Valuation” shall mean in respect of any entity, the value of the consolidated assets of such entity on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s-length transaction.

“First Payment Default Rate (CNU)” means, as of any Sale Date, (a) the aggregate Sale Date Consumer Loan Principal Balance of each Unseasoned CNU Consumer Loan transferred to Debtor on or after the Effective Date that has experienced a default in its first Scheduled Consumer Loan Payment divided by (b) the aggregate Sale Date Consumer Loan Principal Balance of all CNU Consumer Loans transferred to Debtor on or after the Effective Date.

“First Payment Default Rate (NetCredit)” means, as of any Sale Date, (a) the aggregate Sale Date Consumer Loan Principal Balance of each Unseasoned NetCredit Consumer Loan transferred to Debtor on or after the Effective Date that has experienced a default in its first Scheduled Consumer Loan Payment divided by (b) the aggregate Sale Date Consumer Loan Principal Balance of all NetCredit Consumer Loans transferred to Debtor on or after the Effective Date.

“First Payment Default Rate Trigger (CNU)” shall mean, as of any date of determination, that the First Payment Default Rate (CNU) reported in the most recent Monthly Servicing Report shall have exceeded TWENTY THREE PERCENT (23.0%).

“First Payment Default Rate Trigger (NetCredit)” shall mean, as of any date of determination, that the First Payment Default Rate (NetCredit) reported in the most recent Monthly Servicing Report shall have exceeded TWENTY PERCENT (20.0%).

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, guidelines, advisories, ordinances, orders, opinions, writs, decrees and injunctions of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority including, for the avoidance of doubt, the NACHA Operating Rules, the rules issued by the credit card network associations and the Payment Card Industry Data Security Standards.

“Immaterial Amendment” shall have the meaning set forth in Section 2.02(e) of the Servicing Agreement.

“Immaterial Underwriting Amendment” shall have the meaning set forth in Section 4.2(f) of the Sale Agreement.

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, under the Notes, this Agreement and the other Loan Documents, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all costs and expenses incurred by Lender in accordance with the Loan Documents in connection with the drafting and execution of the Loan Documents, the collection and administration of all or any part of the indebtedness and obligations described in (a) and (b) above or the protection or preservation of, or realization upon, the Collateral securing all or any part of such indebtedness and obligations, including all reasonable out of pocket attorneys’ fees, and (d) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b) and (c) above.

“Indefeasibly Paid” means (a) with respect to the making of any payment on or in respect of the Indebtedness, that such payment of such Indebtedness has been paid in full in cash (or that such payment of such Indebtedness has been otherwise satisfied in a manner acceptable to the holders of the Indebtedness in their sole discretion), and (b) that the commitments by Lender to make any Advance that would, if made or extended, have been irrevocably terminated.

“Indemnified Person” (a) with respect to the Servicing Agreement, shall have the meaning set forth in Section 5.01(b) of the Servicing Agreement, and (b) with respect to this Agreement, shall have the meaning set forth in Section 12 of this Agreement.

“Ineligible Consumer Loan” has the meaning set forth in Section 8(x) of this Agreement.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) net interest collections (computed in accordance with Enova’s current practices) of Debtor for the most-recently completed consecutive six (6) calendar month period (net of any Servicing Fees paid to the Master Servicer) to (b) the Interest Expense payable by Debtor for such period.

“Interest Expense” means, for any period, the aggregate amount of interest expense of Debtor for such period, determined in accordance with GAAP.

“Lender” means PCAM Credit II, LLC, a Delaware limited liability company, as lender under this Agreement.

“Leverage Ratio” means with respect to Enova and its Subsidiaries on a consolidated basis at any date of determination, the ratio of (a) total Enova Indebtedness minus the amounts of any obligations outstanding under any Permitted Receivables Financing to (b) the total shareholders’ equity of Enova, as provided on the balance sheet of Enova and its Subsidiaries on a consolidated basis and prepared in accordance with GAAP and delivered in accordance with Section 8 of this Agreement.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Limited Indemnity Agreement” means that certain Limited Indemnity dated as of the Effective Date executed and delivered by Enova to Lender.

“Liquidity” means as of the date of determination, the amount of Enova’s unrestricted cash and Cash Equivalents that are on deposit in various accounts owned by Enova and available to be withdrawn without restriction by Enova.

“Loans” means the aggregate sum of all Advances made from time to time under the Credit Facility, net of any prepayments made pursuant to Section 3(b) hereof or principal repayments made pursuant to Section 8(v) hereof.

“Loan Documents” means this Agreement, the Notes, the Sale Agreement, the Servicing Agreement, the Transfer Agreement, the Pledge Agreement, the Limited Indemnity Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loans.

“LTV” means, as of any date of determination, a percentage equal to (a) the outstanding principal balance of the Loans, minus the amount on deposit in the Collateral Deposit Account, divided by (b) the Eligible Consumer Loan Pool.

“LTV Trigger Event” means any occurrence of the LTV exceeding the Advance Rate.

“Master Servicer” shall mean, at any time, the Person then appointed pursuant to Section 3.01 of the Servicing Agreement, together with its successors and permitted assigns in such capacity.  The initial Master Servicer shall be NetCredit Loan Services, LLC.

“Master Servicer Default” shall have the meaning set forth in Section 6.01 of the Servicing Agreement.

“Master Servicer Termination Date” shall have the meaning set forth in Section 3.01 of the Servicing Agreement.

“Master Servicer Termination Notice Date” shall have the meaning set forth in Section 6.03(b) of the Servicing Agreement.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties or financial condition of Debtor or Seller, (b) the ability of Debtor to perform any of its material obligations under any Loan Document to which it is a party, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, or (d) the rights and remedies of Lender under any Loan Document.

“Material Amendment” shall have the meaning set forth in Section 2.02(e) of the Servicing Agreement.

“Material Underwriting Amendment” shall have the meaning set forth in Section 4.2(f) of the Sale Agreement.

“Maturity Date” means the THIRD (3rd) anniversary of the Effective Date.

“Monthly Reporting Date” means the TWENTIETH (20th) Business Day of each month, commencing with the calendar month following the close of the first Collection Period.

“Monthly Servicing Report” means a report provided by the Master Servicer setting forth the calculation of the payments made by Debtor from the Collateral Deposit Account, substantially in the form of Exhibit B to the Servicing Agreement.

“NACHA Operating Rules” means the Operating Rules of the National Automated Clearing House Association, including all appendices, formal rules interpretations, and schedules of fees, currently in effect and as may be amended

“NCLS” means NetCredit Loan Services, LLC.

“Net Income” shall mean the net income (or loss) of any Person for such period taken as a single accounting period determined by reference to GAAP.

“Net Liquidation Proceeds” means the aggregate amount of recoveries on (or proceeds from sales of) Charged-Off Receivables, net of any reasonable collection agency fees, legal fees, sales commissions and other reasonable costs related to the collection of recoveries.

“Net Worth” means, as of any date, the total shareholder’s equity (which includes capital stock and preferred stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear on a balance sheet of Enova and its Subsidiaries on a consolidated basis prepared as of such date in accordance with GAAP and delivered in accordance with Section 8 of this Agreement, but excluding all other comprehensive income or losses resulting from foreign currency translation adjustments or derivative value fluctuation.

“NetCredit Consumer Loan” means a Consumer Loan originated through the NetCredit Platform.

“NetCredit Platform” means the lending platform operated by Enova and its Subsidiaries that is marketed under the “NetCredit” brand name.

“NetCredit Servicing Policy” means, the collections policy and the payment plan policy in respect of NetCredit Consumer Loans utilized by the Asset Servicer therefor, as such policies may be amended, modified or supplemented from time to time in compliance with the Servicing Agreement.

“Nonpublic Personal Information” has the meaning set forth in Section 8.11(b) of the Servicing Agreement.

“Notes” means the Delayed Draw Term Note and the Revolving Note (as any such Notes may be amended, modified or restated from time to time).

“Obligor” means, with respect to each Consumer Loan, the borrower under the related Consumer Loan Documents or any other Person who owes or may be liable (whether primarily or secondarily) for payments under such Consumer Loan.

“Obligor Due Date” means, with respect to a Consumer Loan, each date in a calendar month on which an installment payment is due from the Obligor.  By way of example, if an Obligor’s installment payment is due on the 14th day of a month, then the 14th is the Obligor Due Date; if an installment payment is due on each of the 14th and the 28th of a month, then each of the 14th and 28th is an Obligor Due Date.

“OFAC” has the meaning set forth in Section 6(q) of this Agreement.

“Officer’s Certificate” means a certificate on behalf of any Person that is signed by any Responsible Officer or vice president or more senior officer of such Person and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“One-Month Net Charge-Off Ratio (CNU)” shall mean, as of any date of determination, the percentage calculated by dividing (a) the aggregate principal amount of all Charged-Off Receivables which are CNU Consumer Loans recorded in the immediately preceding Collection Period minus all Collections received on each such Charged-Off Receivable from and after the date such CNU Consumer Loan became a Charged-Off Receivable hereunder, by (b) the average daily aggregate Outstanding Consumer Loan Principal Balance during the relevant Collection Period of all CNU Consumer Loans.

“One-Month Net Charge-Off Ratio (NetCredit)” shall mean, as of any date of determination, the percentage calculated by dividing (a) the aggregate principal amount of all Charged-Off Receivables which are NetCredit Consumer Loans recorded in the immediately preceding Collection Period minus all Collections received on each such Charged-Off Receivable from and after the date such NetCredit Consumer Loan became a Charged-Off Receivable hereunder, by (b) the average daily aggregate Outstanding Consumer Loan Principal Balance during the relevant Collection Period of all NetCredit Consumer Loans.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be an employee of, or counsel to, the Seller or the Master Servicer.  As to any factual matters relevant to such opinion, such counsel shall be permitted to rely upon an Officer’s Certificate to establish such factual matters, unless such counsel knew or in the exercise of reasonable care should have known, any of such factual matters are erroneous.

“Optional Prepayment” shall mean any voluntary prepayment made by debtor pursuant to Section 3(b)(i)(1) or 3(b)(i)(2) of this Agreement.

“Originator” shall mean each of the Persons executing the Transfer Agreement in the capacity of an Originator on the signature pages thereto and each Person that executes a joinder agreement after the Closing Date to become an Originator, together in each case with its successors and permitted assigns in such capacity.

“Other Conveyed Property” (a) with respect to the Transfer Agreement, shall have the meaning set forth in Section 1.1 of the Transfer Agreement, and (b) with respect to the Sale Agreement, shall have the meaning set forth in Section 2.1(b) of the Sale Agreement.

“Outstanding Consumer Loan Principal Balance” means, with respect to a Consumer Loan, the outstanding amount of principal owed by the Obligor on such Consumer Loan on such date, provided that only Consumer Loans which are not Charged-Off Receivables shall be included in such calculation.

“Participant” has the meaning set forth in Section 15(b) of this Agreement.

“Participant Register” has the meaning set forth in Section 15(b) of this Agreement.

“PATRIOT Act” has the meaning set forth in Section 23 of this Agreement.

“Paydown Start Date” means the date which is TWELVE (12) MONTHS prior to the Maturity Date.

“Payment Card Industry Data Security Standards” means the Payment Card Industry Data Security Standards maintained by the PCI Security Standards Council, LLC, or any successor organization or entity.

“Payment Date” has the meaning set forth in Section 8(v) of this Agreement.

“Permitted Discretion” means, with respect to Lender, a determination made in the exercise of Lender’s commercially reasonable (from the perspective of a secured Lender) business judgment.

“Permitted Encumbrances” means:

(a)Liens securing the Indebtedness;

(b)Liens for taxes, assessments and governmental charges not yet due or the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP;

(c)Liens imposed by law arising in the ordinary course of business and securing obligations (other than Debt for borrowed money) that are not overdue by more than SIXTY (60) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and for which reserves are maintained in accordance with GAAP;

(d)judgment Liens not resulting in an Event of Default; and

(e)(i) Liens in favor of collecting banks arising under Section 4-210 of the Code or any similar law, and (ii) Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained in the ordinary course of business with such creditor depository institution; provided, that except as set forth in this Subsection (e), no such deposit account that is a dedicated cash collateral account shall serve as collateral to any Person other than Lender.

“Permitted Indebtedness” has the meaning set forth in Section 8(k) of this Agreement.

“Permitted Modification” shall have the meaning set forth in Section 2.02(d) of the Servicing Agreement.

“Permitted Receivables Financing” shall mean any non-recourse or other off-balance sheet receivables financing facility.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Pledge Agreement” means that certain MEMBERSHIP INTEREST PLEDGE AGREEMENT, dated as of the date hereof, executed by CNU for the benefit of Lender.

“Protected Party” has the meaning set forth in Section 8.11(a) of the Servicing Agreement.

“Purchase Date” means each Business Day on which Seller acquires Consumer Loans from an Originator pursuant to the terms of the Transfer Agreement or Debtor acquires Consumer Loans from Seller pursuant to the terms of the Sale Agreement, as applicable.

“Qualified Purchaser” has the meaning set forth for such term in the Investment Company Act of 1940.

“Quarterly Certification” means a certificate signed by a Responsible Officer on behalf of Debtor substantially in the form of Exhibit B.

“Regulatory Trigger Event” shall mean the occurrence of either (i) a change in law which materially impacts the Consumer Loans or the ability of Enova and its Subsidiaries to originate or service Consumer Loans or (ii) the initiation of an investigation by any Governmental Authority which could reasonably be expected to have a materially adverse effect on the Consumer Loans or the ability of Enova and its Subsidiaries to originate or service Consumer Loans, provided that such investigation is not satisfactorily resolved in the sole discretion of Lender.

“Related Consumer Loan”, when used in the Transfer Agreement, shall have the meaning set forth in Section 1.1 of the Transfer Agreement and, when used in the Sale Agreement, shall have the meaning set forth in Section 2.1(a)(i) of the Sale Agreement.

“Repeated Representations and Warranties” means all the representations and warranties set forth in Sections 6 and 7 hereof but excluding the representations and warranties set forth in Section 6(n) hereof.

“Responsible Officer” means the Person designated by any Person to act on behalf of such Person.  Any document delivered hereunder that is signed by a Responsible Officer of such Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership or other action on the part of Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Revolving Loans” has the meaning set forth in Section 2(a) of this Agreement.

“Revolving Loans Commitment” means TWENTY MILLION DOLLARS ($20,000,000).

“Revolving Note” means that certain Promissory Note (Revolving Note) dated as of the date hereof evidencing the Revolving Loans.

“Sale Agreement” means that certain SALE AGREEMENT (as amended, modified or supplemented) between Seller and Debtor relating to the sale and purchase of the Consumer Loans.

“Sale Date” means, with respect to a Consumer Loan, the date that such Consumer Loan is transferred to Debtor pursuant to the Sale Agreement.

“Sale Date Consumer Loan Principal Balance” means, with respect to a Consumer Loan, the outstanding amount of principal owed by the Obligor on such Consumer Loan on its Sale Date.

“Schedule of Serviced Consumer Loans” shall have the meaning set forth in Section 3.03(a) of the Servicing Agreement.

“Scheduled Consumer Loan Payment” means, for any Collection Period and for any Consumer Loan, the amount indicated in the Consumer Loan Documents as required to be paid by the Obligor in such Collection Period; provided that, if after the Effective Date the Obligor’s obligation under such Consumer Loan with respect to a Collection Period has been modified so as to differ from the amount specified in such Consumer Loan as a result of (a) the order of a court in a proceeding relating to Debtor Relief Laws as to which the Obligor is a debtor, (b) the application of the Servicemembers Civil Relief Act of 2003, or (c) a Permitted Modification, the Scheduled Consumer Loan Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller” means Enova International, Inc., in its capacity as seller pursuant to the Sale Agreement, together with its successor and permitted assigns in such capacity.

“Serviced Consumer Loan” shall mean each Consumer Loans set forth on the Schedule of Serviced Consumer Loans; provided, however, that upon the repurchase of such Consumer Loans in accordance with the terms of the Sale Agreement, the Servicing Agreement, or any other Loan Document, such repurchased Consumer Loan shall no longer constitute a Serviced Consumer Loan.

“Servicing Agreement” means that certain SERVICING AGREEMENT (as amended, modified or supplemented) among Debtor, NetCredit Loan Services, LLC, as Master Servicer, Asset Servicer and Custodian, and the Asset Servicers from time to time party thereto relating to the servicing of the Consumer Loans.

“Servicing Fee” shall mean an amount, with respect to the Master Servicer and for each Payment Date, equal to the product of (i) the Servicing Fee Rate and (ii) the average aggregate Outstanding Consumer Loan Principal Balance for the month preceding such Payment Date.

“Servicing Fee Rate” shall mean 3.00%.

“Servicing Policy” means the CNU Servicing Policy or the NetCredit Servicing Policy, as applicable.

“Servicing Standards” shall have the meaning set forth in Section 2.01(b) of the Servicing Agreement.

“Solvent” shall mean, with respect to any Person, as of any date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the assets of such Person, at Fair Valuation, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date, and (iii) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Subsidiary” means any entity (a) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by a Person, and (b) which is treated as a subsidiary in accordance with GAAP.

“Successor Asset Servicer” shall have the meaning set forth in Section 6.04(a) of the Servicing Agreement.

“Successor Asset Servicing Transfer Date” shall have the meaning set forth in Section 6.04(a) of the Servicing Agreement.

“Successor Master Servicer” shall have the meaning set forth in Section 6.03(a) of the Servicing Agreement.

“Successor Master Servicing Transfer Date” shall have the meaning set forth in Section 6.03(a) of the Servicing Agreement.

“Target LTV” means SEVENTY PERCENT (70%).

“Three-Month Rolling Average Net Charge-Off Ratio (CNU)” shall mean, as of any Monthly Reporting Date, the arithmetic average of the One-Month Net Charge-Off Ratio (CNU) for each of the three immediately preceding Collection Periods.

“Three-Month Rolling Average Net Charge-Off Ratio (NetCredit)” shall mean, as of any Monthly Reporting Date, the arithmetic average of the One-Month Net Charge-Off Ratio (NetCredit) for each of the three immediately preceding Collection Periods.

“TILA Disclosure” means the disclosure delivered to an Obligor in connection with a Consumer Loan pursuant to the Truth in Lending Act.

“Transfer Agreement” means that certain TRANSFER AGREEMENT by and among Seller and each of the Originators party thereto relating to the sale of the Consumer Loans.

“Trigger Event” shall mean the occurrence of any one of the following:

(a)if, as of the end of any calendar month, beginning with the sixth full calendar month ending after the Effective Date, the Interest Coverage Ratio shall be less than 7.50 to 1.00 for the six month period ending on the last day of such calendar month; or

(b)if, as of any Monthly Reporting Date on or after the third Monthly Reporting Date, either (i) the Three-Month Rolling Average Net Charge-Off Ratio (CNU)  exceeds 12.65% or (ii) the Three-Month Rolling Average Net Charge-Off Ratio (NetCredit) exceeds 6.67%.

“Underwriting Guidelines” means the credit policies and underwriting guidelines of the Seller and the Originators in respect of such Consumer Loan, as such policies may be amended, modified or supplemented from time to time in compliance with the Sale Agreement.

“United States Bankruptcy Code” means Title 11 of the United States Code.

“Unseasoned CNU Consumer Loan” means a CNU Consumer Loan with respect to which the Obligor has not made at least one Scheduled Consumer Loan Payment as of the Sale Date for such CNU Consumer Loan.

“Unseasoned NetCredit Consumer Loan” means a NetCredit Consumer Loan with respect to which the Obligor has not made at least one Scheduled Consumer Loan Payment as of the Sale Date for such NetCredit Consumer Loan.

“Vantage Score” means, for each Obligor with respect to a Consumer Loan, the credit score of such Obligor obtained from Vantage Score Solutions, LLC as of the origination date of such Consumer Loan.

“Venue Site” has the meaning set forth in Section 17 of this Agreement.

All words and phrases used in the Loan Documents shall have the meaning specified in the Code, to the extent defined therein, except to the extent such meaning is inconsistent with the Loan Documents. All definitions contained in the Loan Documents are equally applicable to the singular and plural forms of the terms defined.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “or” is not exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import referring to the Loan Documents refer to the Loan Documents as a whole and not to any particular provision of the Loan Documents.  Any agreement, instrument or statute defined or referred to in the Loan Documents or in any instrument or certificate delivered in connection with the Loan Documents shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. Any agreement, instrument or statute defined or referred to in the Loan Documents or in any instrument or certificate delivered in connection therewith shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2.Credit Facility.

(a)Advancing Credit Facility.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor an aggregate outstanding principal amount of up to FIFTY MILLION DOLLARS ($50,000,000.00) (the “Credit Facility”), comprised of (1) delayed draw term loans in an aggregate principal amount not to exceed THIRTY MILLION DOLLARS ($30,000,000.00) (the “Delayed Draw Term Loans”) which may be advanced in one or more Advances from the Effective Date until the Commitment Termination Date; and (2) revolving loans in an aggregate outstanding principal amount not to exceed TWENTY MILLION DOLLARS ($20,000,000.00) (the “Revolving Loans”) which may be advanced in one or more Advances from the Effective Date until the Commitment Termination Date; provided that Debtor may not borrow a Revolving Loan until Delayed Draw Term Loans have been made equal to the full Delayed Draw Term Loan Commitment and provided further that, upon request of Debtor and the consent of Lender, the maximum aggregate principal amount of the Credit Facility may be increased to up to SEVENTY FIVE MILLION DOLLARS ($75,000,000.00), constituting FIFTY MILLION DOLLARS ($50,000,000.00) of Delayed Draw Term Loans and TWENTY FIVE MILLION DOLLARS ($25,000,000.00) of Revolving Loans.  Notwithstanding anything herein to the contrary, Lender shall not have any obligation to agree to increase the maximum aggregate principal amount of the Credit Facility pursuant to this Section 2(a) and any election to do so shall be in the sole discretion of Lender.  Any increase in the maximum aggregate principal amount of the Credit Facility pursuant to this Section shall not be effective unless (x) no Default or Event of Default shall have occurred and be continuing on and as of the effective date of such increase and after giving effect to such increase; (y) the representations and warranties contained in this Agreement are true and correct on and as of the effective date of such increase and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (z) Lender shall have received such legal opinions and other documents reasonably requested by Lender in connection therewith.  Notwithstanding any other provision of this Agreement, if an optional prepayment of principal is made in respect of the Delayed Draw Term Loans pursuant to Section 3(b)(i)(1), the Revolving Loans Commitment will no longer be available to be drawn.

(b)Funding.  Following the initial Advance, Debtor shall provide Lender with not less than FIVE (5) Business Days prior written notice of a requested Advance, which notice period may be reduced or waived by Lender in its Permitted Discretion, by submitting a Request for Advance in the form attached hereto as Exhibit C, specifying the amount of such Advance together with the documentation required by such Request for Advance.  No amounts advanced under the Delayed Draw Term Loans may be re-borrowed after being repaid to Lender.  Debtor may draw, repay, and re-draw Revolving Loans at any time prior to the Commitment Termination Date.  Each Advance under the Credit Facility shall be made available to Debtor by depositing the same, in immediately available funds, to Debtor’s designated deposit account.

(c)Use of Proceeds.  The proceeds of each Advance under the Credit Facility shall be used by Debtor to purchase Eligible Consumer Loans from Seller or to make or pay dividends or distributions to any of Debtor’s equityholders in accordance with the terms of this Agreement.

(d)Fees.

(i)Origination Fee.  Debtor agrees to pay an origination fee to Lender in an amount equal to ONE PERCENT (1.00%) of the amount of the Credit Facility for the establishment of the Credit Facility (the “Origination Fee”). The Origination Fee shall be payable in installments, with each installment due and payable when and if an Advance is made in an amount equal to ONE PERCENT (1.00%) of the amount of such Advance, and shall be deemed fully earned as of the date of such Advance.  The Origination Fee shall compensate Lender for its costs and expenses in the structuring of the Credit Facility and (to the maximum extent permitted by applicable law) shall not be deemed interest.  For the avoidance of doubt, the Origination Fee will be payable in respect of each Advance (including, for the avoidance of doubt, with respect to repaid and reborrowed Revolving Loans).

(ii)Non-Use Fees.  Debtor agrees to pay to Lender a non-use fee in respect of undrawn Revolving Loans Commitments (the “Revolving Loans Non-Use Fee”) and Delayed Draw Term Loans Commitments (the “Delayed Draw Term Loans Non-Use Fee”) under the Credit Facility, (in the case of the Revolving Loans Commitment, calculated as the average daily unused amount of the Revolving Loans Commitment, and in the case of the Delayed Draw Term Loans Commitments, the actual daily undrawn Delayed Draw Term Loan Commitment as reduced by any Delayed Draw Term Loans repaid in accordance with this Agreement), which shall accrue at an imputed rate per annum equal to ONE HALF OF ONE PERCENT (0.50%) during the period from and including the Effective Date to, but excluding, the Commitment Termination Date.  Any non-use fee due pursuant to this Section 2(d)(ii) shall be payable monthly in arrears.

(iii)Reporting Fee.  Debtor agrees to pay to Lender a reporting fee of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) per month (the “Reporting Fee”), payable in advance each month, provided however that the Reporting Fee shall be payable only for a month in which the DV01 Platform is functional and Lender has access thereto.  Any reduction in the platform fee from DV01 shall be used to reduce the reporting fee and Debtor and Lender will engage DV01 together to ensure the process of DV01 integration and associated costs are mutually acceptable.

(iv)Fee Computation.  All fees payable under this Section shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Lender of a fee hereunder shall be conclusive absent manifest error.

(e)Customer Information.  To the extent Lender receives any information from Debtor, Master Servicer or any Asset Servicer that would be “Nonpublic Personal Information” (as defined under the Gramm-Leach-Bliley Act of 1999, “Customer NPPI”), Lender understands and agrees that Customer NPPI is subject to Title V of the Gramm-Leach-Bliley Act of 1999, 15 U.S.C. §§ 6801 et seq., the U.S. Federal Trade Commission’s (the “FTC”) rule regarding the Privacy of Consumer Financial Information, 16 CFR Part 313, the FTC’s Standards for Safeguarding Customer Information, 16 CFR

Part 314, and any other applicable laws regarding the privacy or security of Customer NPPI and that Lender shall comply with all such applicable laws regarding such Customer NPPI.

(f)Option to Extend.  Debtor may, by written notice to Lender not earlier than ONE HUNDRED AND TWENTY (120) days prior to the Paydown Start Date but not less than THIRTY (30) days prior to the Paydown Start Date, request an extension of the Maturity Date for up to an additional TWO (2) year period.  Lender shall consider Debtor’s request in its reasonable discretion, based upon Debtor’s performance under this Agreement and Debtor’s financial projections, and Lender shall make a determination in respect of such requested extension at least SIXTY (60) days prior to the Paydown Start Date, provided that any extension under this Section 2(f) may be subject to the satisfaction or waiver of certain conditions precedent, as agreed to by Lender and Debtor.

3.Notes, Rate and Computation of Interest.

(a)Notes; Interest Rate.  The Credit Facility shall be evidenced by Notes duly executed by Debtor and payable to the order of Lender.  Interest on the Notes shall accrue at the rate set forth therein (the “Interest Rate”); provided, that upon the occurrence and during the continuation of a Trigger Event, the Interest Rate shall be increased by the amount specified in Section 8(w), but in no event shall the Interest Rate exceed the maximum amount of interest allowable by law.  The principal of and interest on the Notes shall be due and payable in accordance with the terms and conditions set forth in the Notes and in this Agreement.

(b)Prepayments.

(i)Optional Prepayments.

(1)Delayed Draw Term Loans.  No voluntary prepayment of the principal balance of the Delayed Draw Term Note may be made prior to the earliest of (1) the date that is TWENTY-FOUR (24) months after the Effective Date or (2) the occurrence of a Regulatory Trigger Event. During the occurrence and the continuance of an Amortization Event, prepayments of the outstanding principal balance of the Delayed Draw Term Note may be made in whole or in part subject to a prepayment penalty equal to TWO PERCENT (2%) of the outstanding principal balance of the Delayed Draw Term Note (it being understood that any payments in respect of the principal balance of the Delayed Draw Term Note made pursuant to the payment priorities of Section 8(v) may be made without premium or penalty).  From and after the date which is TWELVE (12) MONTHS prior to the Maturity Date, prepayments of the outstanding principal balance of the Delayed Draw Term Note may be made in whole or in part at any time, without premium or penalty; provided Debtor may only make one such prepayment per calendar week.  Notwithstanding any other provision of this Agreement, if a prepayment of principal is made in respect of the Delayed Draw Term Loans, the Debtor will no longer be able to receive Advances under the Revolving Loans.

(2)Revolving Loans.  Debtor may make voluntary prepayments of the outstanding principal balance of the Revolving Note in whole or in part at any time, without premium or penalty.

(ii)Mandatory Prepayments.  Debtor shall use the cash proceeds received in connection with a Clean Up Call to repay in full all Indebtedness then owing. Additionally, within TWO (2) BUSINESS DAYS of any LTV Trigger Event, Debtor shall prepay the Loan in an amount necessary to cure the LTV Trigger Event.

4.Collateral.

(a)Grant of Security Interest.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Lender, a security interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.

(b)Additional Documents.  TO SECURE FULL AND COMPLETE PAYMENT AND PERFORMANCE OF THE INDEBTEDNESS, DEBTOR SHALL EXECUTE AND DELIVER OR CAUSE TO BE EXECUTED AND DELIVERED ALL OF THE LOAN DOCUMENTS REASONABLY REQUIRED BY LENDER COVERING THE COLLATERAL.  DEBTOR SHALL EXECUTE AND CAUSE TO BE EXECUTED SUCH FURTHER DOCUMENTS AND INSTRUMENTS THAT ARE CONSISTENT WITH THIS AGREEMENT, AS LENDER, IN ITS PERMITTED DISCRETION, DEEMS NECESSARY OR DESIRABLE TO CREATE, EVIDENCE, PRESERVE AND PERFECT ITS LIENS AND SECURITY INTERESTS IN THE COLLATERAL.  IN ADDITION, DEBTOR SHALL NOTIFY LENDER OF ANY MATERIAL NON-COMPLIANCE IN RESPECT OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS AGREEMENT PROMPTLY UPON ITS KNOWLEDGE THEREOF.

(c)Debtor Remains Liable.  Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of Debtor’s respective duties and obligations thereunder; (ii) the exercise by Lender of any of its rights hereunder shall not release Debtor from any of its duties or obligations under this Agreement; and (iii) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d)Satisfaction of Indebtedness.  Until the Indebtedness has been Indefeasibly Paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the Credit Facility have been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under this Agreement and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.

5.Conditions Precedent.

(a)Initial Advance.  The obligation of Lender to make the initial Advance with respect to the Loans under the Credit Facility is subject to the condition precedent that Lender shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) as of the Effective Date, in form and substance satisfactory to Lender:

(i)Resolutions.  Resolutions of the governing body of Debtor and of Enova certified by a Responsible Officer of Debtor and Enova, as applicable, which authorize the execution, delivery and performance of the Loan Documents;

(ii)Incumbency Certificate.  A certificate of incumbency certified by a Responsible Officer of Debtor and Enova certifying the names of the individuals or other Persons authorized to sign the Loan Documents (including the certificates contemplated herein) on behalf of Debtor and Enova to the extent Debtor or Enova executes such documents, together with specimen signatures of such Persons;

(iii)Constituent Documents.  The Constituent Documents of Debtor and Enova certified as being true and correct as of the date of this Agreement;

(iv)Governmental Certificates.  Certificates of the appropriate government officials of the State of organization of Debtor and Enova as to the existence, qualification and good standing of Debtor and Enova, respectively, dated within TEN (10) days of the date of this Agreement;

(v)Loan Documents.  The Loan Documents (other than the Backup Servicing Agreement) executed by Debtor, the Master Servicer, any Asset Servicer and Enova, as applicable;

(vi)Financing Statements.  Code financing statements covering the Collateral (1) naming Debtor as debtor and Lender as secured party and (2) naming Seller as seller and Debtor as buyer, shall have been filed with the Secretary of State of the State of Delaware;

(vii)Fees and Expenses.  Evidence that the costs and expenses invoiced by Lender (including reasonable out-of-pocket attorneys’ fees) and all fees owing to Lender, have been paid in full by Debtor;

(viii)Certain Agreements.  Copies of the Sale Agreement and the Servicing Agreement, in form and content satisfactory to Lender, as in effect on the Effective Date, certified as true and correct copies by a Responsible Officer on behalf of Debtor, together with a certificate of such Responsible Officer stating that such agreements remain in full force and effect and that Debtor has not breached or defaulted on any of its obligations under such agreements;

(ix)Opinion of Counsel.  An Opinion of Counsel as to (1) the existence and due organization of Debtor and Enova; (2) the due authorization and execution of the Loan Documents; (3) the enforceability of the Loan Documents; (4) the perfection of Lender’s security interest in the Collateral; (5) non-consolidation opinions relating to the transactions contemplated by the Sale Agreement; and (6) such other matters as may be reasonably requested by Lender and its counsel; and

(x)Other Matters.  Such other documents and agreements as may be required by Lender in its Permitted Discretion.

(b)All Advances.  The obligation of Lender to make any Advance with respect to the Loans under the Credit Facility shall be subject to the following additional conditions precedent:

(i)Request for Advance.  Lender shall have received a request for a Loan in the form attached hereto as Exhibit C, dated as of the date required by Section 2(b) and executed by a Responsible Officer of Debtor.

(ii)No Default, Etc.  No Default, Event of Default, Trigger Event, Regulatory Trigger Event, or LTV Trigger Event shall have occurred and be continuing, or would result from or after giving effect to such Advance; and

(iii)Representations and Warranties. In the case of all Advances in respect of the (x) Delayed Draw Term Loans, all of the representations and warranties contained in the Loan Documents shall be true and correct in material respects on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date and (y) Revolving Loans, all of the Repeated Representations and Warranties shall be true and correct in material respects on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date.

6.Representations and Warranties.  Upon each Advance hereunder, Debtor hereby represents and warrants to Lender as follows:

(a)Existence. Debtor (i) is duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Debtor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.  The legal name, federal tax identification number and State organizational number for Debtor is set forth below:

Legal Name	Federal Tax Identification Number	State Filing Number
EFR 2016-2, LLC	81-3944969	6152399

(b)Binding Obligations.  The execution, delivery and performance of the Loan Documents by Debtor has been duly authorized by all necessary action by Debtor and the Loan Documents to which it is a party constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c)No Consent.  The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents or other instrument binding upon Debtor, (2) any Governmental Rules applicable to Debtor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Debtor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any Lien, charge or encumbrance upon any property of Debtor except as may be expressly contemplated in the Loan Documents.  No consent is required for the exercise by Lender of the rights provided for in the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents.

(d)Financial Condition. Each Monthly Servicing Report supplied to Lender is accurate in all material respects.

(e)Operation of Business. Debtor possesses all contracts, licenses, permits and franchises, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.

(f)Litigation and Judgments. There is no action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Debtor, threatened against or affecting Debtor that would, if adversely determined, have a Material Adverse Effect.  There are no outstanding judgments against Debtor for which adequate reserves have not been made.

(g)Rights in Collateral; Liens. Debtor has good and indefeasible title to the Collateral, and none of the Collateral is subject to any Lien, except Permitted Encumbrances.

(h)Debt. Debtor has no Debt other than Permitted Indebtedness or which is otherwise related to Permitted Encumbrances.

(i)Disclosure. No statement, information, report, representation or warranty made by Debtor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to Debtor which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.

(j)Agreements.  Debtor is not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could reasonably be expected to have a Material Adverse Effect.  Debtor is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.  The Sale Agreement is in full force and effect and no material default in the performance of any agreement or obligation thereunder by any party thereto has occurred and is continuing.

(k)Compliance with Laws.  Debtor is not in violation of any Governmental Rules of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

(l)Taxes; Governmental Charges.  Debtor has filed all federal, State and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.  Debtor has no knowledge of any pending investigation of Debtor, Enova or Seller by any taxing authority or any pending but unassessed tax liability.

(m)Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any Lien, security interest or other charge or encumbrance other than Permitted Encumbrances.

(n)Location.  Debtor’s chief executive office and the office where the records concerning the Collateral are kept are at its address set forth on the signature page hereof.

(o)Use of Proceeds; Margin Securities.  Debtor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of regulations of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(p)Regulated Entities.  Debtor is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 or (ii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any State public utilities code, or any other federal or State statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its obligations under the Loan Documents.

(q)Foreign Assets Control Regulations and Anti-Money Laundering.  Debtor shall not (a) be or become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engage in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (c) otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons in violation of the any applicable limitations or prohibitions under any other United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) regulation or executive order.

(r)Solvency.  Debtor is, and after giving effect to any Advance will be, Solvent.

(s)Single Purpose Entity.  Debtor hereby represents, warrants and covenants that Debtor has complied, and shall comply until payment in full of the Indebtedness, with its Constituent Documents, and Debtor shall engage in no other business other than consumer finance and business related to the ownership of the Consumer Loans.

7.Representations and Warranties Concerning the Collateral.  Upon each Advance hereunder, Debtor hereby represents and warrants to Lender:

(a)Collateral.  With respect to the Collateral at the time the Collateral becomes subject to the Lien in favor of Lender: (i) Debtor is the sole owner, free and clear of all Liens (except for Permitted Encumbrances), and shall be fully authorized to sell, transfer, pledge or grant a security interest in such Collateral; (ii) Debtor has maintained books and records pertaining to the Collateral in such detail, form and scope as is required by this Agreement; (iii) Lender has a perfected Lien on the Collateral (subject only to Permitted Encumbrances); (iv) to the best of Debtor’s knowledge, the representations and warranties of Seller in the Sale Agreement and the representations and warranties of each Originator in the Transfer Agreement, in each case, are true and correct; and (v) to the best of Debtor’s knowledge, the applicable Asset Servicer has delivered the Consumer Loan File to the Custodian.

(b)No Adverse Selection.  The Consumer Loans sold or transferred to Debtor by Seller, and by Originators to Seller, have not been selected through the use of selection procedures that could reasonably be expected to adversely affect Lender or the Credit Facility; provided that selection procedures that merely reflect differing eligibility criteria shall not be deemed a violation of this provision.

(c)No Financing Statements or Control Agreements.  Other than the financing statements and control agreements set forth in this Agreement, there are no other financing statements or control agreements covering any Collateral.

(d)Eligible Consumer Loan.  To the knowledge of Debtor, each Consumer Loan included in the Consumer Loan Value is an Eligible Consumer Loan at the time of its sale to Debtor.

8.Covenants.  Until all Indebtedness of Debtor under the Loan Documents is Indefeasibly Paid or performed, and Lender has no further commitment to make Advances under the Credit Facility, Debtor agrees and covenants as follows:

(a)Reporting Requirements.  Debtor shall furnish or caused to be furnished to Lender:

(i)As soon as available, and in any event within FORTY-FIVE (45) days after the end of each fiscal quarter of Enova, commencing with the FIRST (1st) fiscal quarter that is not a fiscal year of Debtor ending after the Effective Date, unaudited financial statements of Enova and its consolidated subsidiaries as of the end of such quarter; provided, that no such statements shall be separately delivered to the extent such statements have been publicly filed on Form 10-Q with the SEC;

(ii)As soon as available, and in any event within ONE HUNDRED TWENTY (120) days after the end of each fiscal year of Enova, commencing with the FIRST (1st) fiscal year of Debtor ending after the Effective Date, unaudited financial statements of Enova and its consolidated subsidiaries as of the end of such fiscal year; provided, that no such statements shall be separately delivered to the extent such statements have been publicly filed on Form 10-K with the SEC;

(iii)Simultaneously with the delivery of the financial statements of Enova by clauses (i) and (ii) of this Section 8(a), a certificate of a Responsible Officer on behalf of Debtor in the form of Exhibit B stating that such Responsible Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Debtor during the period covered by such financial statements with a view to determining whether Debtor was in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Responsible Officer has no knowledge of, the existence or continuance during such period of an Event of Default or, if an Event of Default exists and is continuing, describing the nature and period of existence thereof and the action which Debtor proposes to take or have taken with respect thereto;

(iv)As soon as available and in any event not later than each Monthly Reporting Date, a Monthly Servicing Report from the Master Servicer, and the collateral data tape provided as Schedule A thereto, which shall each be current as of the end of the related Collection Period.  If the Effective Date occurs on a date after the TWENTIETH (20th) day of the month of closing, then the first Monthly Servicing Report shall be due on the TWENTIETH (20th) day of the second month following the Effective Date (e.g., if the Effective Date is January 28, 2019, then the first Monthly Servicing Report shall be due on March 20, 2019);

(v)Promptly after submission to any Governmental Authority, unless such request is confidential, all documents and information furnished to a Governmental Authority in connection with any investigation of Debtor with respect to a Consumer Loan owned by Debtor other than routine inquiries by such Governmental Authority;

(vi)As soon as possible, and in any event within THREE (3) Business Days after the occurrence of an Event of Default or a Default, a written statement of a Responsible Officer on behalf of Debtor setting forth the details of such Event of Default or Default and the action which Debtor proposes to take with respect thereto;

(vii)Promptly after the commencement thereof but in any event not later than THREE (3) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, Debtor, notice of each action, suit or proceeding before any court, arbitrator or other Governmental Authority or other regulatory body which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(viii)As soon as possible and in any event within THREE (3) Business Days after execution, receipt or delivery thereof, copies of any material notices that Debtor receives in connection with the Sale Agreement;

(ix)Prompt notice of the occurrence of a default by Seller in the performance of any material obligations with respect to the Sale Agreement; and

(x)Prompt notice of any and all claims made against Debtor that could have a Material Adverse Effect.

(b)Compliance with Laws; Cooperation with Licensing Diligence and Credit Analysis.  Debtor shall comply in all material respects with applicable Consumer Financial Services Laws imposed by any Governmental Authority upon Debtor and its businesses, operations and properties where the failure to perform or comply could have a Material Adverse Effect.  Debtor shall, and shall cause Enova and its Subsidiaries to, cooperate with Lender and its advisers and consultants in connection with all reasonable requests and inquiries made by Lender and its advisers and consultants with respect to Lender’s due diligence of Debtor’s compliance with Consumer Financial Services Laws.

(c)Payment of Obligations.  Debtor shall pay its obligations, including tax liabilities, that, if not paid, could become a Lien on any of the Collateral, before the same shall become delinquent or in default, except where such Lien would be a Permitted Encumbrance.

(d)Maintenance and Conduct of Business.  Debtor shall (i) keep, maintain and preserve all property and assets material to the conduct of its business, and (ii) shall cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business.  Debtor shall cause the Sale Agreement and the Servicing Agreement to remain in full force and effect and cause Seller to perform all of its obligations thereunder with respect to the Consumer Loans.

(e)Books and Records; Inspection Rights.  Debtor shall keep proper books of record and account in which full, true and correct entries in all material respects are made of all transactions related to the Consumer Loans.  Debtor shall, and shall cause each Originator to, permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its (or such Originator’s) books and records, and to discuss its  (or such Originator’s) affairs, finances and condition with its  (or such Originator’s) officers and independent accountants, all at such reasonable times and as often as reasonably requested, but in no event more than once per quarter; provided, that upon the occurrence and during the continuation of an Event of Default, no such limit shall be applicable.  In connection with such inspection, Debtor shall provide Lender and any designee of Lender with full access to data and information generated by the applicable system of record in order to view, monitor, reconcile and reproduce the credit and legal files demonstrating the existence of the Consumer Loans and Debtor’s exclusive ownership thereof, including all disbursement and payment activity in connection therewith.  Lender shall comply with all applicable laws relating to viewing personal information relating to Consumer Loans.

(f)Compliance with Agreements.  Debtor shall comply, in all material respects, with the Loan Documents to which it is a party and all material agreements, contracts and instruments binding on it or affecting the Collateral or its business.

(g)Ownership and Liens.  Debtor shall maintain good title to the Collateral free and clear of all Liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances. Debtor shall defend at its expense Lender’s security interest in the Collateral against the claims of any third party.

(h)Notice of Pledge.  Debtor shall, after the occurrence and during the continuation of an Event of Default, upon written request from Lender, cause each Consumer Loan Note evidencing a Consumer Loan to have conspicuously printed thereon a notation providing notice that such Consumer Loan Note has been pledged by Debtor to Lender.

(i)Collateral Deposit Account.  Debtor shall cause Master Servicer and each Asset Servicer to deposit all payments relating to each Consumer Loan into the Collateral Deposit Account and shall cause Master Servicer and each Asset Servicer to hold all payments received in connection with each Consumer Loan in trust for Lender pending deposit into the Collateral Deposit Account.

(j)Fundamental Change.  Debtor shall not (i) make any material change in the nature of its business as carried on as of the date hereof, (ii) liquidate, merge or consolidate with or into any other Person, or (iii) make a change in organizational structure or the jurisdiction in which it is organized.

(k)Indebtedness.  Debtor (without the prior written consent of Lender not to be unreasonably withheld or delayed) shall not create, incur, assume or permit to exist any Debt except for the following (“Permitted Indebtedness”):

(i)The Indebtedness created hereunder; and

(ii)Unsecured Debt incurred in the ordinary course of business not to exceed FIFTY THOUSAND DOLLARS ($50,000.00).

(l)Transactions with Affiliates.  Debtor shall not enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Debtor, except in the ordinary course of and pursuant to the reasonable requirements of Debtor’s business and upon fair and reasonable terms no less favorable to Debtor than would be obtained in a comparable arm’s‑length transaction with a Person or entity not an Affiliate of Debtor.

(m)Dividends or Distribution.  If an Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing (each, a “Blockage Event”), Debtor shall not (i) declare or make any distribution, on account of any equity interest of Debtor, now or hereafter outstanding, or (ii) return any equity interest to any equity holders of Debtor, or make any other distribution of property, assets, obligations or securities thereto as such.

(n)Transfer or Encumbrance.  Except as otherwise provided herein, Debtor shall not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a Lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Lender, Seller, Master Servicer or any Asset Servicer who is acting in its capacity as Seller pursuant to the Sale Agreement or Master Servicer or Asset Servicer pursuant to the Servicing Agreement; provided, however, that Debtor shall be entitled to sell, transfer or dispose of any Charged-Off Receivable without the consent of Lender, and such Charged-Off Receivable and any Collateral related thereto shall be automatically released from the Lien created by this Agreement without any further action by any Person. Lender shall execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as Debtor, as applicable, may reasonably request evidencing the termination of the Lien on such Charged-Off Receivables created by this Agreement.

(o)Impairment of Security Interest.  Debtor shall not take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral.

(p)Compromise of Collateral.  Debtor shall not adjust, settle, compromise, amend or modify any Collateral, except for Permitted Modifications; provided, however, that Lender may provide instructions that are inconsistent with such requirements but are in accordance with applicable laws upon the occurrence and during the continuation of an Event of Default.  Debtor shall provide to Lender such information received from an Asset Servicer concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Lender may reasonably request from time to time.

(q)Certain Agreements.  Debtor shall not agree to any amendment or any material change to or material waiver of any of its rights under the Sale Agreement, the Servicing Agreement or any other material contract relating to the Collateral.

(r)Limitations on Credit and Collection Policies.  Debtor shall not permit Master Servicer to make any material change in the Servicing Standards, which change would, based upon the facts and circumstances in existence at such time, reasonably be expected to materially adversely affect the collectability, credit quality or characteristics of the Eligible Consumer Loans, taken as a whole, or the ability of Debtor to perform its obligations or the ability of Lender to exercise any of its rights and remedies, hereunder or under any other Loan Document.

(s)Loan Purchases.  Debtor shall not purchase any Consumer Loans or make or pay dividends or distributions to any of Debtor’s equityholders with the funds from Advances on or after the date that an Amortization Event, Trigger Event, Regulatory Trigger Event, or LTV Trigger Event has occurred or is continuing.

(t)Electronic Storage.  Debtor shall cause the Custodian to maintain possession, custody and control of all electronic records, documents and any instruments evidencing the Consumer Loans on behalf of Lender in accordance with the Servicing Agreement and this Agreement.  Debtor shall identify (or shall cause Seller or the Custodian to identify) on the related electronic record the pledge of the Consumer Loans by Debtor to Lender.

(u)Back-Up Servicing.  No later than THIRTY (30) days after the Effective Date, Debtor shall retain a third party backup servicer and enter into a backup servicing agreement (a “Backup Servicing Agreement”) as approved by Lender with respect to the Consumer Loans.  After the occurrence of and during the continuation of an Event of Default, Lender may require that Backup Servicer have the sole right to manage all Collections with respect to the Consumer Loans.  The Backup Servicing Agreement shall provide for the priority payment of the backup servicing fees, will contain customary representations, warranties and indemnities and be in form and substance reasonably acceptable to Debtor and Lender.

(v)Payments.  Prior to the occurrence and during the continuation an Event of Default, on the TWENTIETH (20th) day (or the next succeeding Business Day if the 20th is not a Business Day) of each calendar month, commencing with the month in which the first Monthly Reporting Date occurs (each such date to be a “Payment Date”), Debtor shall distribute the balance of Collections on deposit in the Collateral Deposit Account with respect to the preceding Collection Period in the following order of priority:

(i)First, to the payment of any accrued and unpaid interest and fees due and owing to Lender since the preceding Payment Date, including, but not limited to, the fees set forth in Section 1(d), including the Origination Fee, the Revolving Loans Non-Use Fee, the Delayed Draw Term Loans Non-Use Fee, and the Reporting Fee;

(ii)Second, to the financial institutions holding the Collateral Deposit Account or any other collection accounts or third party custodians for any accrued and unpaid fees, costs, indemnities and expenses relating to the Collateral Deposit Account, collection account or custodial account as are due and owing;

(iii)Third, to pay Master Servicer any earned but unpaid servicing fees that are due and to pay to Backup Servicer any required fees with respect to the Consumer Loans as may be permitted hereunder and as are due and owing;

(iv)Fourth, to pay any accrued and unpaid auditing costs incurred under Section 8(e) and other expenses agreed by the parties in writing to be paid from proceeds;

(v)Fifth, upon the occurrence and during the continuance of either (A) an Amortization Trigger Event or (B) an Event of Default (prior to Lender’s exercise of any remedies under Sections 11(a) or 11(c)), to Lender, the amount necessary to pay the Indebtedness in full, applied first to the principal balance of the Revolving Loan until paid in full, and then to the Delayed Draw Term Loan;

(vi)Sixth, to Lender, the amount of any Optional Prepayment(s) and mandatory prepayments in connection with a Clean Up Call;

(vii)Seventh, to Lender, the amount, if any, by which (A) the sum of (1)(x) the Eligible Consumer Loan Pool as of the date on which the Monthly Servicing Report is delivered times (y) the Target LTV plus (2) the collections then on deposit in the Collateral Deposit Account is lower than (B) the outstanding principal amount of the Indebtedness after giving effect to the distributions set forth in clauses (i) through (vi) above;

(viii)Eighth, upon and during the continuance of a Trigger Event but prior to the occurrence of an Amortization Event, to the Collateral Deposit Account, any remaining amounts;

(ix)Ninth, after the Paydown Start Date, an amount that, when cumulated with all payments made on prior Payment Dates pursuant to this priority ninth, equals the product of (a) the unpaid principal balance of all Indebtedness under the Credit Facility as of the Paydown Start Date, (b) TEN PERCENT (10%), and (c) the number of months which have expired since the Paydown Start Date;

(x)Tenth, to the Seller, to the extent so directed by Debtor, in payment of any unpaid purchase price for Consumer Loans sold to Debtor under the Sale Agreement;

(xi)Eleventh, to or at the direction of Debtor, any remaining amounts.

(w)Trigger Event.  Upon the occurrence of a Trigger Event up to and including THIRTY (30) Business Days, Debtor shall immediately cease purchasing Consumer Loans. In addition, if after FIVE (5) Business Days from the occurrence of the Trigger Event Debtor has not cured the Trigger Event, then during this period the interest rate under the Notes shall increase by an additional THREE PERCENT (3%) (in no event to exceed the maximum amount of interest allowable by law).  If the Trigger Event is cured after FIVE (5) Business Days but within THIRTY (30) Business Days, then the interest rate shall return to the interest rate stated in the Notes.

(x)Replacement of Ineligible Consumer Loans.  If it is determined that a Consumer Loan was not, at the time of purchase by Debtor, an Eligible Consumer Loan (an “Ineligible Consumer Loan”), Debtor shall enforce the obligation of Seller under Section 3(b) of the Sale Agreement to repurchase such Ineligible Consumer Loan.

(y)Financial Covenants.  Debtor shall cause Enova to comply at all times with the following financial covenants:

(i)Net Worth:  Maintain a Net Worth as of the last day of each calendar quarter in an amount equal to or greater than the sum of: (a) TWO HUNDRED TWENTY FIVE MILLION DOLLARS ($225,000,000.00), plus (b) TWENTY FIVE PERCENT (25%) of Enova’s Net Income for each fiscal quarter ending on or after March 31, 2019, plus (c) ONE HUNDRED PERCENT (100%) of the gross proceeds Enova and any Subsidiary receives from the issuance and sale of capital stock of Enova and any Subsidiary (except for an issuance to Enova or any Subsidiary), including any conversion of debt securities of Enova and any Subsidiary into capital stock, which occurs after March 31, 2019 and results in an increase in Net Worth.

(ii)Minimum Liquidity:  Maintain Liquidity as at the end of each calendar quarter of at least TWENTY MILLION DOLLARS ($20,000,000.00).

(iii)Leverage Ratio.  Maintain a Leverage Ratio of less than 3.50 to 1.00, measured as of the last day of each calendar quarter.

(z)Income Verification. Debtor shall maintain its existing standards used to confirm the income of each Obligor and shall not alter, modify or change such existing standards in any respect without Lender’s prior consent, except to the extent that any such alteration, modification or change would not reasonably be expected to materially and adversely affect the ability of Debtor to receive Collections in the same manner (after taking into account any related actions that Debtor has taken or expects to take).

(aa)CNU Consumer Loans.  Following the Effective Date, no CNU Consumer Loan may be transferred to Debtor or be counted in any calculation of Consumer Loan Value as an Eligible Consumer Loan unless such CNU Consumer Loan is subject to a CNU Servicing Policy and Underwriting Guidelines which have been approved by Lender, in its Permitted Discretion, and filed financing statements with the Secretary of State of the State of Delaware covering the Collateral that is CNU Consumer Loans naming each Originator of CNU Consumer Loans as seller/debtor and Seller as buyer/assignor secured party.

9.Rights of Lender.  Lender shall have the rights contained in this Section 9 at all times until the Indebtedness has been Indefeasibly Paid.

(a)Financing Statements.  Debtor hereby authorizes Lender to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(b)Power of Attorney.  So long as the Indebtedness is outstanding, Debtor hereby irrevocably appoints Lender as Debtor’s attorney‑in‑fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s Permitted Discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until the Loans and other Indebtedness under the Loan Documents are paid in full and all of the Loan Documents are terminated.

(c)Performance by Lender.  If Debtor fails to perform any agreement or obligation provided for in any Loan Document, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d)Collection of Consumer Loans; Management of Collateral.  Nothing herein contained shall be construed to constitute Lender as agent of Debtor for any purpose whatsoever, and Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  Lender shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Consumer Loans or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  Lender, by any provision herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to Lender and shall not be responsible in any way for the performance by Debtor of any of the terms and conditions thereof.

10.Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

(a)Payment Default.  The failure, refusal or neglect of Debtor to pay any part of the principal of, or interest on, the Indebtedness owing to Lender by Debtor, on or before the date that is TWO (2) Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

(b)Performance or Warranty Default.  The failure of Debtor to timely and properly observe, keep or perform in all material respects any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents, (other than with respect to a payment default as set forth in Section 10(a), a default under Section 8(y), a default under Section 4 of the Limited Indemnity Agreement, a Regulatory Trigger Event, or a LTV Trigger Event), which is not cured within THIRTY (30) Business Days following written notice from Lender to Debtor; provided, that (i) if such default cannot be cured within THIRTY (30) Business Days, (ii) Debtor has, within such period, taken such actions as are reasonably necessary and appropriate to cure such default, and (iii) Debtor shall continue to diligently pursue such actions, such cure period shall be extended for a period of thirty (30) days following written notice from Lender to Debtor.

(c)Representations.  Any representation contained herein or in any of the other Loan Documents made by Debtor is false or misleading in any material respect and remains unremedied for a period of THIRTY (30) Business Days from the discovery by Debtor or receipt of notice thereof from Lender.

(d)Default Under Other Indebtedness.  The occurrence of any event which results in the acceleration of the maturity of any indebtedness for borrowed money in an aggregate principal amount in excess of ONE MILLION DOLLARS ($1,000,000) owing by Debtor to any third party under any agreement or understanding.

(e)Insolvency.  If Debtor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within NINETY (90) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or State insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within NINEty (90) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of NINETY (90) days any attachment, sequestration or similar writ levied upon all or substantially all of its property.

(f)Judgment.  The entry of any judgment against Debtor or the issuance or entry of any attachments or other Liens (other than Permitted Encumbrances) against any of the property of Debtor for an amount in excess of (i) in the case of any individual judgment, FIFTY THOUSAND DOLLARS ($50,000.00) or (ii) in the case of all judgments taken in the aggregate, TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), in each case if uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(g)Action of Lien Holder.  The holder of any Lien or security interest on any of the Collateral (without hereby implying the consent of Lender to the existence or creation of any such Lien or security interest on the Collateral) declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder and is not being contested in good faith by Debtor.

(h)Material Adverse Effect.  Any event shall have occurred or is continuing which shall have had a Material Adverse Effect.

(i)Seller Default.  Seller shall default in the performance of any material obligation to Debtor with respect to any Consumer Loan (a “Subject Consumer Loan”) which is not cured within THIRTY (30) days following written notice from Lender to Debtor; provided, that (i) if such default cannot be cured within THIRTY (30) days, (ii) Seller has, within such period, taken such actions as are reasonably necessary and appropriate to cure such default, and (iii) Seller shall continue to diligently pursue such actions, such cure period shall be extended for a period of an additional thirty (30) days; and provided, further, that if Seller repurchases any such Subject Consumer Loan, no default shall have been deemed to occur under this Section 10(i).

(j)Loan Documents.  The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected FIRST (1st) priority security interest in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (3) the validity or enforceability of this Agreement shall be contested by Debtor or any other Person party hereto.

(k)Enova Financial Covenants. Enova fails to comply with the financial covenant requirements set forth in Section 8(y).

11.Remedies and Related Rights.  If an Event of Default shall have occurred, Lender may exercise one or more of the rights and remedies provided in this Section 11, without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender.

(a)Remedies.  Upon the occurrence of any one or more Events of Default, Lender may, by notice to Debtor, declare the entire unpaid principal balance of the Notes, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time to become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 10(e), further Advances under the Loan Documents shall automatically cease, the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor.

(b)Other Remedies.  Upon the occurrence of and during the continuance of an Event of Default, Lender may from time to time at its Permitted Discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i)Exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii)Require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

(iii)Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv)Sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v)Buy the Collateral, or any portion thereof, at any public sale;

(vi)Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii)Apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii)At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.

Debtor agrees that in the event Debtor is entitled to receive any notice under the Code, as it exists in the State governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)Application of Proceeds.  Notwithstanding Section 8(v), if any acceleration of Indebtedness hereunder shall have occurred pursuant to Section 11(a) hereof, Lender may at its Permitted Discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral in the following order of priority:

(i)First, to the repayment or reimbursement of the reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;

(ii)Second, to the payment or other satisfaction of any Liens and other encumbrances upon the Collateral;

(iii)Third, to the payment in full of the Revolving Loan,

(iv)Fourth, to the payment in full of the Delayed Draw Term Loan;

(v)Firth, to the satisfaction of any other Indebtedness, including payment of any accrued but unpaid fees and expenses due to the Asset Servicer, Backup Servicer, the financial institutions holding the Collateral Deposit Account, any third party custodians and any parties in connection with in audit;

(vi)Sixth, to the payment of any other amounts required by applicable law; and

(vii)Seventh, by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds, whether by direction of a court of competent jurisdiction or otherwise.

(d)License.  Following the occurrence and during the continuance of an Event of Default, Lender is hereby granted a license or other right to use, without charge, Debtor’s name or any property of a similar nature as it pertains to the Collateral.

(e)Deficiency.  In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Debtor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(f)Non‑Judicial Remedies.  In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process.  Nothing herein is intended to prevent Lender or Debtor from resorting to judicial process at either party’s option.

(g)Other Recourse.  Debtor authorizes Lender, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness, to take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property.

(h)Waiver of Default; Cumulative Remedies.  No failure on the part of Lender to exercise, no delay in exercising and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(i)Equitable Relief.  Debtor recognizes that in the event Debtor fails to pay, perform, observe or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender.  Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.Indemnity.  Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (other than consequential damages and loss of anticipated profits or earnings) (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions or inactions in connection with the Loan Documents).  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH PERSON OR ANY OTHER INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.  The indemnification provided for in this Section 12 shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

13.Limitation of Liability.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary (including Section 12 of this Agreement), in no event shall Debtor be liable to Lender or any of its Affiliates for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses.

14.No Duty.  All attorneys, accountants, appraisers and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to Debtor or any of Debtor’s equity holders or any other Person.  Documents in connection with the transactions contemplated hereunder have been prepared by HUSCH BLACKWELL LLP (“Lender’s Counsel”).  Debtor acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Debtor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Debtor with respect to this transaction.  Debtor has been advised to seek other legal counsel to represent its interests in connection with the transactions contemplated herein.

15.Assignment; Successors; Lender Participations.

(a)Assignment; Successors.  This Agreement shall be binding upon and inure to the benefit of Lender and Debtor, and their respective successors and assigns, provided, however, that neither Debtor nor Lender may, without the prior written consent of the other party, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents; provided further that any assignment to an Affiliate of Lender upon notice to Debtor shall be permitted without Debtor’s consent; provided, further, that neither Lender nor any subsequent assignee of a Note shall make any assignment of any such Note to any Person if such Person is not a Qualified Purchaser at the time of such assignment.  No such assignment made without the prior consent of the other party to the extent required shall relieve Debtor or Lender, as applicable, of any of its obligations hereunder, and no assignment permitted hereunder shall relieve Debtor or Lender, as applicable, from any obligations arising hereunder prior to such assignment (including obligations with respect to breaches of representations and warranties made herein).

(b)Lender Participations.  Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including in the Loan), the Notes and the other Loan Documents to one or more parties that is not a competitor of Seller (each, a “Participant”) without the consent of Debtor.  Notwithstanding Lender’s sale of a participation interest, Lender’s obligations hereunder shall remain unchanged.  Debtor shall continue to deal solely and directly with Lender, which shall remain the holder of the Indebtedness.  Lender shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

16.Notices.  All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) electronic or facsimile transmission, (b) personal delivery, (c) expedited delivery service with proof of delivery or (d) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the third day after deposit in a depository receptacle under the care and custody of the United States Postal Service.  Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address.

17.GOVERNING LAW; VENUE; SERVICE OF PROCESS.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. ANY ACTION OR PROCEEDING AGAINST DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT WITHIN THE CITY OF NEW YORK AND BOROUGH OF MANHATTAN (THE “VENUE SITE”).  DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.  DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS IN THIS AGREEMENT.  NOTHING IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

18.Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

19.Conflicts.  Except as otherwise expressly provided in the Notes, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

20.Captions; Counterparts; Facsimile Signatures.  The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents.  This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Agreement and each of the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.  Delivery of an executed signature page of this Agreement and each of the other Loan Documents by facsimile transmission or e‑mail shall be as effective as delivery of a manually executed counterpart hereof.

21.Survival.  All representations and warranties made in this Agreement or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

22.Waiver of Right to Trial by Jury.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT.

23.PATRIOT Act Notice.  Lender hereby notifies Debtor that pursuant to the requirements of Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. §5318 (the “PATRIOT Act”), that Lender is required to obtain, verify and record information that identifies Debtor, which information includes the name and address of Debtor and other information that will allow such Lender to identify Debtor in accordance with the PATRIOT Act.

24.Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not affect any such other covenant.

25.Relationship of Debtor and Seller.  Lender acknowledges that Debtor does not own any equity in Seller, does not control any of the voting equity of Seller and does not otherwise manage Seller. Accordingly, to the extent that this Agreement provides that Debtor will cause Seller to take or not take any actions, the provisions in the Sale Agreement shall control any such actions.

26.Amendments and Waivers.  No amendment or waiver of any provision of this Agreement, or consent to any departure therefrom by Lender and Debtor, shall in any event be effective unless the same shall be in writing and signed by Lender and Debtor and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

27.Termination.  This Agreement shall continue in full force and effect until the earlier of (a) the Maturity Date or (b) the date on which Lender accelerates the Loans following the occurrence and during the continuance of an Event of Default.  Notwithstanding any provision of any other Loan Document, no termination of this Agreement shall affect Lender’s rights or any of the Indebtedness existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Indebtedness (other than indemnity obligations of Debtor under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and Indefeasibly Paid.  Except for the release of Liens for any Consumer Loans as provided hereunder, the Liens granted to Lender under this Agreement, the financing statements filed pursuant hereto and the rights and powers of Lender shall continue in full force and effect until all of the Indebtedness (other than indemnity obligations of Debtor under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and Indefeasibly Paid.

28.Qualified Purchaser.  Lender represents that, as of the Effective Date, it is a Qualified Purchaser.

NOTICE OF ENTIRE AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature pages follow]

AGREED as of the Effective Date.

LENDER:

PCAM CREDIT II, LLC

By: Park Cities Specialty Finance Fund, LP

By: Park Cities Specialty GP LLC, its general partner

By: Park Cities Asset Management LLC, its sole member

By:

Name:J. Andrew Thomas
Title:Manager

ADDRESS: 8214 Westchester Drive, Suite 910 Dallas, TX 75225
WITH COPIES OF NOTICES TO:	Husch Blackwell LLP 1900 Pearl Street, Suite 1800 Dallas, TX 75201 Attention: Steven S. Camp
DEBTOR: EFR 2016-2, LLC By: Name:David Fisher Title:President	ADDRESS: 175 W. Jackson Blvd. Suite 1000 Chicago, IL 60604
WITH COPIES OF NOTICES TO:	Enova International, Inc. 175 W. Jackson Blvd. Suite 1000 Chicago, IL 60604 Attention: General Counsel
Documents Prepared By: Husch Blackwell LLP 1900 Pearl Street, Suite 1800 Dallas, TX 75201 Steven S. Camp 214-999-6180

[Signature Page to Loan and Security Agreement]

EXHIBIT A

FORM OF MONTHLY SERVICING REPORT
As set forth on Exhibit B to the Servicing Agreement

A-1

EXHIBIT B

FORM OF QUARTERLY CERTIFICATION
[________], 20[__]

Pursuant to that certain LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the “Loan Agreement”) dated as of February 25, 2019, by and between PCAM CREDIT II, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”) and EFR 2016-2, LLC, a Delaware limited liability company (“Debtor”), the undersigned Responsible Officer hereby certifies on behalf of Debtor that such Responsible Officer has reviewed the provisions of the Loan Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Debtor during the quarter ended [_________], 20[__] with a view to determining whether Debtor was in compliance with all of the provisions of the Loan Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Responsible Officer has no knowledge of, the existence or continuance during such period of an Event of Default or, if an Event of Default exists and is continuing, describing the nature and period of existence thereof and the action which Debtor proposes to take or have taken with respect thereto.  Defined terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

Financial Covenants:

Net Worth:  Enova and any Subsidiary has maintained a Net Worth as of the last day of each calendar quarter in an amount equal to or greater than the sum of: (a) Two Hundred Twenty Five Million ($225,000,000.00), plus (b) Twenty Five Percent (25%) of Enova’s Net Income for each fiscal quarter ending on or after March 31, 2019, plus (c) One Hundred Percent (100%) of the gross proceeds Enova and any Subsidiary receives from the issuance and sale of capital stock of Enova and any Subsidiary (except for an issuance to Enova or any Subsidiary), including any conversion of debt securities of Enova and any Subsidiary into capital stock, which occurs after March 31, 2019 and results in an increase in Net Worth.

Yes: ________________No: ________________

Minimum Liquidity:  Enova and any Subsidiary has maintained minimum Liquidity as at the end of this calendar quarter of at least Twenty Million Dollars ($20,000,000.00).

Yes: ________________No: ________________

Leverage Ratio.  Enova and any Subsidiary has maintained a Leverage Ratio of less than 3.50 to 1.00, measured as of the last day of this calendar quarter.

Yes: ________________No: ________________

EXECUTED as of the date first written above.

EFR 2016-2, LLC

By:

Name:

Title:

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EXHIBIT C

FORM OF REQUEST FOR ADVANCE

PCAM CREDIT II, LLC	Advance Request No. __________
8214 Westchester Drive, Suite 910
Dallas, TX 75225

Ladies and Gentlemen:

The undersigned (the “Debtor”) executes and delivers this request for Advance (the “Request”) as of  _________, 20__, in connection with this Agreement (as amended, restated or extended from time to time, the “Loan Agreement”), dated as of February 25, 2019 by and between PCAM CREDIT II, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and EFR 2016-2, LLC, a Delaware limited liability company (“Debtor”). All capitalized terms used but not defined in this Request shall have the meanings herein they are given in the Loan Agreement.

Pursuant to Section 2(b) of the Loan Agreement, Debtor hereby requests an Advance from Lender in the amount of $______________ on _________, 20__ under the [Delayed Draw Term Note or the Revolving Note].

Debtor hereby requests that the Advance be wired to Debtor in immediately available funds on the funding date of ___________, 20__ to the Collateral Deposit Account.

Debtor hereby represents and certifies to Lender as follows:

1.

As of the date of this Request, no Default or Event of Default exists and each of the conditions to the requested Advance set forth in the Loan Agreement, has been satisfied or otherwise waived by Lender.

2.

Debtor’s representations and warranties set forth in the Loan Agreement and the other Loan Documents in favor of Lender are true and accurate in all material respects as of the date of this Request (except those representations and warranties made as of a specific date).

3.

As of the funding date, (i) each Consumer Loan that will be purchased by Debtor from Seller, to the best of Debtor’s knowledge, will be an Eligible Consumer Loan and (ii) the Consumer Loan Value of the Eligible Consumer Loans to be purchased by Debtor with the proceeds of the Advance will be greater than or equal to the amount of the Advance.

4.

In relation to each Consumer Loan identified in the attached Schedule A, all required Consumer Loan Documents have been or will be delivered to the Asset Servicer prior to the date of the requested Advance in accordance with the Loan Agreement.

5.

As of the date of this Request, the sum of the outstanding principal under the Loan (after giving effect to the Advance and pledge to be made on such date pursuant to this Request) plus the amount requested in any outstanding but unfunded requests for Advance does not violate Section 2(a) of the Loan Agreement.

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IN WITNESS WHEREOF, Debtor has duly executed this document as of the date first written above.

EFR 2016-2, LLC

By: ________________________________

Name:

Title:

C-2